Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Appoints Ralph C. Sabin to Board of Directors
Renton, Washington – December 3, 2019 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today announced that the Company’s Nominating and Corporate Governance Committee proposed, and the Board of Directors approved, the appointment of Ralph C. Sabin to the Board of Directors of the Company effective December 1, 2019. Mr. Sabin will serve until the next annual meeting of shareholders. Mr. Sabin is expected to also be appointed to the Board of Directors of the Bank and the Company’s non-financial institution subsidiary, First Financial Diversified Corporation (“FFD”) at their respective meetings to be held later in December.
“We are pleased to welcome Mr. Sabin to our Board of Directors,” said Joseph W. Kiley III, President and Chief Executive Officer.  “As a private investor, he has helped emerging companies organize, develop strategy, raise capital, attract talented managers, customers and strategic relationships. His extensive background as a former partner of a major accounting firm and as a venture capital investor and board member advising early stage and growth equity companies in the healthcare sector will be a great asset to the Company, the Bank, and FFD.”
Mr. Sabin is a Senior Advisor to the Strategic Investment Team of Echo Health Ventures (a health care venture capital organization) and its predecessor Cambia Direct Health Solutions, since 2014, and represents Echo Health Ventures on the boards of several of its portfolio companies. From 2012 to 2015, Mr. Sabin was Managing Director, Fortis Advisors LLC (an outsource shareholder representative firm providing post-closing management services to sellers in M&A transactions).  Mr. Sabin is a co-founder and managing director of the Pacific Venture Group (PVG), a venture capital fund dedicated to early stage and growth equity healthcare investments since 1995. During his tenure he has represented PVG on the board of directors and audit committees of 15 PVG portfolio companies. Previously, Mr. Sabin was Senior Vice President and Chief Financial Officer of Sonus Pharmaceuticals from 1994 to 1995. Prior to that, Mr. Sabin completed a 20-year career with Ernst & Young LLP as a Senior Partner, responsible for the firm’s West Region Entrepreneurial Services Group. Mr. Sabin is a Certified Public Accountant (inactive) and received a Bachelor of Science degree in Accounting from Loyola Marymount University of Los Angeles. He completed the Kellogg Executive Management Program at Northwestern University. Mr. Sabin is active in community organizations and currently is a Board Member of Centrum, an arts-based educational workshop and performance program based in Port Townsend, Washington, and has participated in the Life Science Washington Mentor program.
First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank, an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 12 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.

Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.
Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.